Exhibit 99.1

Helicos BioSciences Corporation Realigns Senior Management Team

Cambridge, Mass. December 2, 2008 – Helicos BioSciences (NASDAQ:HLCS) announced today that its Board of Directors has appointed Ronald Lowy as the company’s Chief Executive Officer, effective immediately.  Ron has served on the Board of Helicos since November 2007 and will continue to do so.  Steve Lombardi will continue in the position of President of Helicos and a member of the Board and will focus his efforts on the commercialization of the HeliScopeTM system product line.

“I am very excited to take over the leadership of Helicos during this critical time of early commercialization.  With my effort leading the business team and Steve’s focus on customer relationships, placements and field support of the HeliScope system, I expect that we will accelerate Helicos’ transition to full commercialization,” said Lowy.

“Since joining the Helicos’ Board in November 2007, Ron has worked closely with me on many operational aspects of the business.  Ron’s appointment will allow me to direct my full efforts toward Helicos’ commercial strategy,” said Steve Lombardi, the Company’s President.

Mr. Lowy has more than 30 years of experience managing and growing technology based global businesses. As president and CEO of Fisher Biosciences, a division of Fisher Scientific, Mr. Lowy was responsible for 14 business units with more than 5,000 employees in 56 locations in 100 countries around the world. Before joining Fisher Biosciences, Mr. Lowy was president of Global Connectivity Solutions for ADC Telecommunications. He also served as president and Chief Operating Officer at the KRONE Group where he was responsible for all facets of this global business unit.  Mr. Lowy spent the first 15 years of his career in operations, technology and general management positions at GE Medical Systems where he was intimately involved with the development and commercialization of Computerized Tomography and Magnetic Resonance Systems.

About Helicos BioSciences

Helicos BioSciences is a life science company focused on innovative genetic analysis technologies for the research, drug discovery, and diagnostic markets. Helicos’ proprietary True Single Molecule Sequencing, tSMSTM, technology allows direct measurement of billions of strands of DNA enabling scientists to perform experiments and ask questions never before possible. Helicos is a recipient of the $1,000 genome grant and is committed to providing scientists the tools to unlock the era of genomic medicine. The company’s corporate headquarters are located at One Kendall Square,

Building 700, Cambridge, MA 02139, and its telephone number is (617) 264-1800. For more information, please visit www.helicosbio.com

Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  This press release contains express or implied forward-looking statements relating to, among other things, the prospective value of the management changes discussed in this press release and management’s plans, objectives and strategies.  These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond Helicos’ control, which could cause actual results to differ materially from those contemplated in these forward-looking statements.  In particular, the risks and uncertainties include, among other things, our ability to successfully complete and/or scale the manufacturing process and commercialize the Helicos TM Genetic Analysis System; our history of operating losses and ability to achieve profitability; our ability to establish manufacturing capabilities; the research and development spending levels of academic, clinical and governmental research institutions and pharmaceutical, biotechnology and agriculture companies who may purchase our Helicos Genetic Analysis System; our reliance on third-party suppliers; competition; changing technology and customer requirements; our ability to operate in an emerging market; market acceptance of our technology; the length of our sales and implementation cycles; our dependence on large contracts for the sale and implementation of our Helicos Genetic Analysis System; failure of our technology and products; our ability to maintain customer relationships and contracts; ethical, legal and social concerns surrounding the use of genetic information; our ability to retain our personnel and hire additional skilled personnel; our ability to manage our growth; our ability to control our operating expenses; general economic and business conditions; our ability to obtain capital when desired on favorable terms; and the volatility of the market price of our common stock. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Helicos undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by Helicos, see the disclosure contained in Helicos’ public filings with the Securities and Exchange Commission.

Investor Relations:

Helicos BioSciences Corporation

Justine Alonzo, 617-264-1822

InvestorRelations@helicosbio.com